UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2003

VERIZON NORTH INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-1210	35-1869961
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas, Room 3868

New York, New York 10036

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 395-2121

Not applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events

Earlier today, Verizon North Inc. (the “Company”) completed a refinancing of the telephone facility lease bonds relating to the regional administrative center for the Verizon Domestic Telecom segment in Irving, Texas. In connection with this refinancing:

•	$92,394,000 Telephone Facility Lease Bonds, 5.634%, Series C, Due 2021 were issued, and the proceeds were used to redeem $92,394,000 Telephone Facility Lease Bonds, 9.60%, Series A, Due 2021, and

•	$102,485,000 Telephone Facility Lease Bonds, 5.604%, Series D, Due 2022 were issued, and the proceeds were used to redeem $102,485,000 Telephone Facility Lease Bonds, 9.19%, Series B, Due 2022.

The Series A bonds and Series B bonds were initially issued in 1991 in connection with the acquisition of the regional administrative center. In this leveraged lease structure, the Company is the lessee under the lease of the administrative center which secures the bonds, U.S. Bank National Association is the owner trustee of the trust which owns the regional administrative center, HNB Investment Corp. is the owner participant in that trust, and Philip Morris Capital Corporation is the owner participant guarantor. The lease unconditionally requires the Company to make payments in amounts that will be at least sufficient to pay in full, when due, all scheduled payments on the bonds, although the bonds are not direct obligations of, or guaranteed by, the Company.

This was a private offering of telephone facility lease bonds to qualified purchasers and these bonds have not been registered with the Securities and Exchange Commission. All of the bonds had been placed with qualified purchasers prior to the closing of the transaction today.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIZON NORTH INC.

By:	/s/ EDWIN F. HALL
Edwin F. Hall Controller

Date: May 1, 2003

2